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                                                                    EXHIBIT 2.09



                             MICRO FOCUS GROUP plc

                           INDEMNIFICATION AGREEMENT



         This Indemnification Agreement ("Agreement") is made effective as of _______ ___, 1997 by and between Micro Focus Group plc, a corporation organized under the laws of England and Wales (the "Company"), and ______________, the undersigned officer or director of the Company and/or one or more of its subsidiaries ("Indemnitee").

         WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

         WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

         WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company and/or its subsidiaries may not be willing to serve, or to continue to serve, as officers and directors thereof without additional protection;

         WHEREAS, the Company desires to attract and to retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and/or its subsidiaries and to indemnify such officers and directors so as to provide them with the maximum protection permitted by law;

         WHEREAS, by means of this Agreement, the Company seeks to provide contractual protection for officers and directors of both the Company and its subsidiaries, and the Board of Directors of the Company ("Board") has determined that adequate consideration and direct and indirect benefit to the Company exists for the indemnification obligations hereby created;

         NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

         1.      EFFECTIVENESS OF AGREEMENT

                 To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification permitted to be given by the Company under the laws of England (including, without limitation, Sections 310 and 727 of the Companies Act
1985), such provisions shall not be effective and in particular shall not apply to indemnify the Indemnitee against any fine which may be imposed upon the Indemnitee in any criminal proceedings or against any liability to the Company which the Indemnitee may be adjudged to have in any civil proceedings or may agree to discharge in the course of settlement of any civil proceedings. In all other respects, the balance of this Agreement shall be effective as of the date set forth above and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company and/or one of its subsidiaries, or was serving at the request of the Company and/or one of its subsidiaries

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as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

         2.      INDEMNIFICATION

                 (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company ("Subsidiary"), by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and, to the fullest extent permitted by law, expenses (including reasonable attorney's fees) actually and reasonably incurred by Indemnitee in connection with such action or proceeding; provided, however, that the Company may only indemnify Indemnitee with respect to the defense of a part of a proceeding (whether civil or criminal) which relates to any negligence, default, breach of duty or breach of trust of Indemnitee if: (i) the judgment in such part of the proceeding is given in Indemnitee's favor or Indemnitee is acquitted; or (ii) a court of competent jurisdiction determines, based on all the facts and circumstances, that Indemnitee acted honestly and reasonably under the circumstances and grants relief to Indemnitee pursuant to Section 727 of the Companies Act 1985.

                 (b) Proceedings By or in the Right of the Company. In the event that the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any Subsidiary to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any Subsidiary by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Company shall indemnify the Indemnitee, to the fullest extent permitted by law, against expenses (including attorney's fees) and amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense of such action or proceeding; provided, however, that the Company may only indemnify Indemnitee with respect to the defense of any part of such proceeding which relates to any negligence, default, breach of duty or breach of trust of Indemnitee if: (i) the judgment in such part of the proceeding is given in Indemnitee's favor; or (ii) a court of competent jurisdiction determines, based on all the facts and circumstances, that Indemnitee acted honestly and reasonably under the circumstances and grants relief to Indemnitee pursuant to
Section 727 of the Companies Act 1985.

         3.      NOTICE AND OTHER INDEMNIFICATION PROCEDURES;
                 DETERMINATION OF RIGHT TO INDEMNIFICATION

                 (a) Notice of Claim. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company





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under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                 (b) Notice to Insurer. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 3(a) hereof, the Company has directors' and officers' insurance in effect with respect to Indemnitee, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter use its reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such directors' and officers' insurance policies.

                 (c) Assumption of Defense. In the event the Company shall be obligated to indemnify the Indemnitee with respect to any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee through the engagement of separate counsel with respect to the same proceeding; provided, however, that: (a) Indemnitee shall have the right to employ his own counsel in any such proceeding at Indemnitee's expense; and (b) Indemnitee shall have the right to employ his own counsel in connection with any such proceeding, at the expense of the Company, if (i) the employment of such counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company or any Subsidiary and Indemnitee in the conduct of any such defense or
(iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding.

                 (d) Indemnification Upon Prevailing on the Merits. To the extent Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 2 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.

                 (e)      Indemnity Unless Ineligible.  In the event that
Section 3(d) is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify Indemnitee to the fullest extent permitted by law, subject to the limitations expressly specified in this Agreement. The rights of the Company or Indemnitee to appeal any court decision shall be governed by the applicable laws and rules governing appeals of such court decision.

                 (f) Dispute Expenses. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against all expenses incurred by Indemnitee in connection with any hearing or proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of Indemnitee in any such proceeding was frivolous or not made in good faith.





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4.       ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY

                 (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Association or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of an English company to indemnify a member of its board of directors or any other officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of an English company to indemnify a member of its Board of Directors or any other officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                 (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Association (including any similar indemnification agreement between Indemnitee and any Subsidiary), any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

                 (c) Exception for Amounts Otherwise Covered. Notwith-standing any other provisions hereof, the Company shall not be obligated to indemnify Indemnitee for liabilities of any type whatsoever (including, but not limited to, judgments, fines, excise taxes or penalties assessed with respect to employee benefit plans, and amounts paid in settlement) to the extent such have been paid directly to Indemnitee by directors' and officers' insurance or by any Subsidiary pursuant to any indemnification agreement, any provision of any Subsidiary's charter documents, applicable law or otherwise.

         5.      PARTIAL INDEMNIFICATION

                 If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

         6.      MUTUAL ACKNOWLEDGMENT


                 Both the Company and Indemnitee acknowledge that in certain instances, English law, U.S. federal or state law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future



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to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

         7.      DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

                 The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company or a Subsidiary to obtain and maintain a policy or policies of directors' and officers' liability insurance with reputable insurance companies providing Indemnitee with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded other similarly situated officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

         8.      SEVERABILITY

                 Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If any provision of this Agreement shall be found to unenforce-able or invalidated on any ground by any court of competent jurisdiction, then it shall be interpreted, to the extent possible, to enhance its enforceability, or if necessary, stricken from this Agreement, in order to best achieve the intent of the parties to this Agreement and to indemnify Indemnitee to the fullest extent permitted by applicable law. Nonetheless, the unenforceability or invalidity of any provision of this Agreement as applied to certain circumstances shall not effect the enforceability or validity of such provision applied to other circumstances or any other provision of this Agreement.

         9.      EXCEPTIONS

                 Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                 (a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which an officer or director may not be relieved of liability, or against which an officer or director may not be indemnified, under English law.

                 (b) Claims Initiated by Indemnitee. To indemnify Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense or mandatory counterclaim, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification arising under this Agreement, the charter documents of the Company or any Subsidiary, or any statute or law or otherwise, but such





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indemnification may be provided by the Company in specific cases if the Board finds it to be appropriate and permissible under English law; or

                 (c) Lack of Good Faith. To indemnify Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

                 (d) Insured Claims. To indemnify Indemnitee for liabilities of any type whatsoever (including, without limitation, judgments, fines, excise taxes or penalties relating to employee benefit plans, taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company or any Subsidiary; or

                 (e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

                 (f) Unauthorized Settlements. To indemnify Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld.

         10.     CONSTRUCTION OF CERTAIN PHRASES

                 For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company or any Subsidiary" shall include any service as a director, officer, employee or agent of the Company or any Subsidiary which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

         11.     COUNTERPARTS

                 This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         12.     SUCCESSORS AND ASSIGNS

                 This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representative and assigns.

         13.     ATTORNEYS' FEES

                 In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith





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or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

         14.     NOTICE

                 All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt; (ii) if mailed by domestic certified or registered mail, return receipt requested, with postage prepaid to a third party addressee located in the same country, on the third business day after the date postmarked; or (iii) if mailed by an internationally recognized express courier with written confirmation of delivery, upon delivery to the third party addressee. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         15.     CONSENT TO JURISDICTION

                 The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California, U.S.A. and the courts of England for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that, unless otherwise provided in this Agreement, any action instituted under this Agreement shall be brought only in the state courts of the State of California, U.S.A. or, if the parties hereto mutually agree, in the courts of England. Service may be made by first class mail with respect to any actions arising out of or relating to this Agreement.

         16.     CHOICE OF LAW

                 This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California, U.S.A. as applied to contracts between California residents entered into and to be performed entirely within the State of California, U.S.A., except to the extent that the Companies Act of 1985 or other laws of England apply to govern or limit the rights and obligations hereby created.

            [The remainder of this page is left intentionally blank]





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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


MICRO FOCUS GROUP plc                    INDEMNITEE



By:
   ----------------------------------    -----------------------------------
                                                      (Signature)
Name:                                    Name:
      -------------------------------          -----------------------------

Title:                                   Address:
       ------------------------------            ---------------------------
                                                 ---------------------------
Address:   The Lawn, Old Bath Road               ---------------------------
           Newbury, RG 14 1QN
           United Kingdom






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